Exhibit 24.2

POWER OF ATTORNEY

The undersigned director of CytomX Therapeutics, Inc. (the “Company”), hereby constitutes and appoints Sean A. McCarthy and Robert C. Goeltz II, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for the undersigned and in the undersigned’s name in the capacities indicated below, Amendment No. 3 to the registration statement on Form S-1 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 28th day of September, 2015.

/s/ Matthew P. Young
Name: Matthew P. Young